Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of NextTrip, Inc. of our report dated May 29, 2025, relating to our audits of the February 28, 2025 and February 29, 2024, financial statements of NextTrip, Inc.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

June 20, 2025